UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K dated April 13, 2011 previously filed by United Technologies Corporation (“UTC” or the “Company”), in order to update information disclosed under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results of voting at UTC’s 2011 Annual Meeting of Shareowners held on April 13, 2011.

The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to UTC’s named executive officers. No other changes are being made to the Form 8-K dated April 13, 2011.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, in a non-binding advisory vote at the Company’s 2011 Annual Meeting of Shareowners concerning the frequency of an advisory vote on the compensation paid to UTC’s named executive officers, 512,681,273 shares were voted for a frequency of once each year, 19,345,751 shares were voted for once every two years, 153,041,856 shares were voted for once every three years, 16,188,208 shares abstained from voting, and there were 82,778,138 broker non-votes. After considering the preference of shareowners for a frequency of once each year and other factors, UTC’s Board determined, at a meeting held on June 8, 2011, that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis, until the next required non-binding advisory vote on the frequency of such future non-binding advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: June 9, 2011	By:	/s/ Kathleen M. Hopko
Kathleen M. Hopko Vice President, Secretary and Associate General Counsel